Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Friede Goldman International Inc. 401(k) Retirement Plan of our report dated April 17, 1998, with respect to the consolidated financial statements of Achere, S.A. for the year ended December 31, 1997 included in the Current Report on Form 8-K/A dated April 21, 1998, filed by Friede Goldman International Inc. with the Securities and Exchange Commission.





                             /s/ Ernst & Young Audit











Nantes, France
June 19, 1998